UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 11, 2016, Seagate Technology plc (the “Company”) issued a press release (the “Press Release”) announcing selected preliminary financial information for the fiscal fourth quarter ended July 1, 2016. The full text of the Press Release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K is “furnished” but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 2.05  Costs Associated with Exit or Disposal Activities.

In addition to the Company’s restructuring actions announced June 29, 2016, the Company committed to an additional restructuring plan (the “Plan”) on July 11, 2016 as continued consolidation of its global footprint across Asia, EMEA and the Americas. The Plan includes reducing the Company’s global headcount by approximately 6,500 employees, or 14% of its global headcount. The Plan, which the Company expects to be essentially completed by the end of fiscal year 2017, is expected to result in total pretax charges of approximately $164 million in fiscal year 2017. These charges are expected to consist of cash expenditures of approximately $82 million of employee termination costs and $51 million of other exit costs, as well as other non-cash charges related to the Plan of approximately $31 million.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated July 11, 2016, of Seagate Technology plc entitled “Seagate Technology Announces Preliminary Financial Information for Fiscal Fourth Quarter and Year-end 2016.”

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ended July 1, 2016 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during our financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt our operations or results in the dissemination of proprietary or confidential information; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this report by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ DAVID H. MORTON, JR.
Name:	David H. Morton, Jr.
Title:	Executive Vice President, Finance and Chief Financial Officer

Date: July 11, 2016

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